SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 23, 2004

(Date of earliest event reported)

THE NAUTILUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	000-25867	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 NE 136th Avenue

Vancouver, Washington 98684

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE NAUTILUS GROUP, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2004, The Nautilus Group, Inc. entered into a lease agreement with Columbia Tech Center, LLC to lease a 482,538 net rentable square foot building and associated land in Vancouver, Washington. The lease has an initial term of ten years with an annual base rate of $1,900,000 and includes an option to extend the lease for an additional ten year period.

At any time during the first seven years of the agreement The Nautilus Group, Inc. has an option to purchase the building and land for a total purchase price of $22,500,000.

This summary is qualified in its entirety to the lease itself, which is attached hereto as Exhibit 99.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibit is furnished herewith and this list constitutes the exhibit index:

Exhibit No.	Description
99.1	Lease agreement, dated November 23, 2004 between Columbia Tech Center LLC and The Nautilus Group, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAUTILUS GROUP, INC.
(Registrant)

November 30, 2004 (Date)	By:	/s/ Rod W. Rice
Rod W. Rice, Chief Financial Officer and Secretary